91

EXHIBIT 32.2
Certification of Principal Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Park Electrochemical Corp.(the “Company”) for the fiscal year ended February 26, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James W. Kelly, as Vice President, Taxes and Planning of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Kelly

Name:	James W. Kelly
Title:	Vice President, Taxes and Planning
Date:	May 12, 2006